Registration No. 333-_________

As filed with the Securities and Exchange Commission on __________________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                           ---------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                               ------------------

                                    XRG, Inc.
             (Exact name of registrant as specified in its charter)


            Delaware                                      58-2583457
(State or other jurisdiction of                        (I.R.S. Employer
 incorporation or organization)                       Identification No.)

                         5301 Cypress Street, Suite 111
                              Tampa, Florida 33607
                    (Address of principal executive offices)

                      2004 Non-Qualified Stock Option Plan
                            (Full title of the plan)

                                                          Copy to:
    Kevin P. Brennan, President & CEO
                XRG, Inc.                          Carolyn T. Long, Esquire
      5301 Cypress Street, Suite 111               Martin A. Traber, Esquire
           Tampa, Florida 33607                         Foley & Lardner
              (813) 637-0700                  100 North Tampa Street, Suite 2700
   (Name, address and telephone number,              Tampa, Florida 33602
including area code, of agent for service)              (813) 229-2300

                           --------------------------

                         CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------
                                                 Proposed maximum        Proposed maximum
 Title of securities to      Amount to be       offering price per       aggregate offering        Amount of
     be registered          registered (1)           share (2)               price (2)          registration fee

     Common Stock,
    $.001 par value           3,000,000                $.33                 $990,000.00              $80.10
------------------------------------------------------------------------------------------------------------------

(1) The provisions of Rule 416 under the Securities Act of 1933, as amended (the "Securities Act") shall apply to this Registration Statement and the number of shares registered on this Registration Statement shall increase or decrease as a result of stock splits, stock dividends, or similar transactions.

(2) Estimated pursuant to Rule 457(c) under the Securities Act of 1933 solely for the purpose of calculating the registration fee based on the average (any day within five days) of the bid and ask price of the Registrant's Common Stock as reported on OTCBB on January 7, 2004.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

                  The document or documents containing the information specified in Part I are not required to be filed with the Securities and Exchange Commission ("Commission") as part of this Form S-8 Registration Statement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference.

                  The following documents have been previously filed by XRG, Inc. (the "Company") with the Commission and are incorporated herein by reference:

                  (a) The Company's Annual Report on Form 10-KSB filed on July 14, 2003, for the fiscal year ended March 31, 2003 (including information specifically incorporated by reference into the Registrant's Form 10-KSB from the Registrant's definitive proxy statement).

                  (b) The Company's quarterly reports on Form 10-QSB filed on August 19, 2003 and November 24, 2003.

                  (c) The Company's current report on Form 8-K filed on August 22, 2003.

                  (d) The description of the Registrant's common stock contained in the Registrant's registration statement on Form 10-SB filed on March 4, 2002 pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and any amendments thereto or other reports filed for the purpose of updating such description.

                  (e) All documents filed by the Company pursuant to Sections 12(g), 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of filing of this Registration Statement and prior to such time as the Company files a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

                  Any statement contained in a document incorporated or deemed incorporated herein by reference shall be deemed to be modified or superceded for the purpose of this registration statement to the extent that a statement contained herein or in any subsequently filed document which is also, or is deemed to be, incorporated herein by reference modifies or supercedes such statement. Any such statement so modified or superceded shall not be deemed, except as so modified or superceded, to constitute a part of this registration statement.

Item 4.           Description of Securities.

                  Not applicable.

Item 5.           Interests of Named Experts and Counsel.

                  Not applicable.

Item 6.           Indemnification of Directors and Officers.

                  The Registrant is a Delaware corporation. The Registrant's Certificate of Incorporation provides that, to the fullest extent permitted by Delaware law, its directors shall not be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director. This provision in the Certificate of Incorporation does not eliminate the directors' fiduciary duty, and in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Registrant for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

Item 7.           Exemption from Registration Claimed.

                  Not Applicable.

Item 8.           Exhibits.

                  The following exhibits have been filed (except where otherwise indicated) as part of this Registration Statement:


Exhibit No.          Exhibit

(4.1)                2004 Non-Qualified Stock Option Plan

(5) Opinion of Foley & Lardner regarding legality of common stock

(23.1)               Consent of Pender Newkirk & Company, CPAs

(23.2)               Consent of Foley & Lardner (contained in Exhibit 5 hereto)

(24) Power of Attorney relating to subsequent amendments (included on the signature page to this Registration Statement)

Item 9.           Undertakings.

                  (1)   The undersigned Registrant hereby undertakes:

                  (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) of the Securities Act, if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in this Registration Statement.

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

                  PROVIDED, HOWEVER, that paragraphs (a)(i) and (a)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference herein.

                  (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  2. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


                  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, and State of Florida, on this 8th day of January, 2004.

                                       XRG, Inc.



                                       By:  /s/ Kevin P. Brennan
                                            --------------------
                                            Kevin P. Brennan
                                            President & CEO

                                POWER OF ATTORNEY

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated. Each person whose signature appears below constitutes and appoints Kevin P. Brennan his true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him and in his, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or either of them, may lawfully do or cause to be done by virtue hereof.



        Signature                                         Title                                       Date


/s/ Kevin P. Brennan                           President and Chief Executive
-----------------------------                  Officer (Principal Executive
Kevin P. Brennan                               Officer) and Director                             January 8, 2004


/s/ Stephen Couture                            Vice President, Finance, Chief
-----------------------------                  Financial Officer and Director                    January 8, 2004
Stephen Couture


/s/ Donald G. Huggins, Jr.                     Executive Vice President and
--------------------------                     Chairman of  the Board                            January 8, 2004
Donald G. Huggins, Jr.

                                  EXHIBIT INDEX

                                  The XRG, Inc.
                      2004 Non-qualified stock option plan


Exhibit No.                Exhibit

(4.1)                      2004 Non-Qualified Stock Option Plan

(5) Opinion of Foley & Lardner regarding legality of common stock

(23.1)                     Consent of Pender Newkirk & Company, CPAs

(23.2) Consent of Foley & Lardner (contained in Exhibit 5 hereto)

(24) Power of Attorney relating to subsequent amendments (included on the signature page to this Registration Statement)